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Exhibit 10.6.1

WASHINGTON MUTUAL, INC.

UNANIMOUS CONSENT OF THE
DIRECTORS' HUMAN RESOURCES COMMITTEE

AMENDMENT NO. 1
TO THE AMENDED AND RESTATED 2002
EMPLOYEE STOCK PURCHASE PLAN

        We the undersigned, being all the members of the Washington Mutual, Inc. Human Resources Committee, by signing below in lieu of holding a meeting, approve the amendment of the Plan as set forth in Attachment A:

WHEREAS, Washington Mutual, Inc. (the "Company") has adopted the Washington Mutual, Inc. Amended and Restated 2002 Employee Stock Purchase Plan (the "Plan"); and

WHEREAS, the Human Resources Committee (the "Committee") has the authority to amend the Plan under Section 16 except to the extent shareholder approval is required under the Section 423 of the Internal Revenue Code; and

WHEREAS, the Committee deems it advisable to amend the Plan to prevent the Company from incurring adverse accounting charges;

NOW, THEREFORE, IT IS RESOLVED, that this Committee hereby amends the Plan as set forth in the Attachment A; and

RESOLVED FURTHER, that the officers of the Company are hereby authorized and directed to take any and all actions necessary to carry out the intentions of this resolution.

COMMITTEE MEMBERS

/s/ JAMES H. STEVER James H. Stever (Chair)	/s/ DOUGLAS P. BEIGHLE Douglas P. Beighle
/s/ ELIZABETH A. SANDERS Elizabeth A. Sanders	/s/ WILLIS B. WOOD JR. Willis B. Wood, Jr.
/s/ STEPHEN E. FRANK Stephen E. Frank

ATTACHMENT A

AMENDMENT NO. 1
TO THE WASHINGTON MUTUAL, INC.
AMENDED AND RESTATED

2002 EMPLOYEE STOCK PURCHASE PLAN

1.
New Section 6(c) is hereby added as follows:

    (c)    Notwithstanding the foregoing, the Plan Administrator may, in its sole discretion establish a different Purchase Price at which Stock may be acquired for any future Offerings, provided that the Purchase Price may not be less than the price prescribed under Section 423 of the Code.

2.
The text of Section 9.1 is hereby reconstituted as subparagraph (a) under Section 9.1, and the following new subparagraph 9.1(b) is added:

    (b)    Notwithstanding the foregoing, the Plan Administrator may, in its sole discretion establish rules regarding the Purchase of Stock under the Plan that are different from those set forth in subparagraph (a) of this Section, including but not limited to specifying a different percentage limitation, eliminating either Cash Payments or Payroll Deductions, or limiting Payroll Deductions to a percentage of the Participants' Eligible Compensation.

3.
Section 9.2(a) is hereby amended by replacing the first sentence with the following:

    A Participant may make Cash Payments, to the extent permitted, to the Participant's employer in such manner as is provided by the Committee.

4.
Section 9.8 is hereby amended by striking the words "a current Offering or" from that Section.

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WASHINGTON MUTUAL, INC. UNANIMOUS CONSENT OF THE DIRECTORS' HUMAN RESOURCES COMMITTEE AMENDMENT NO. 1 TO THE AMENDED AND RESTATED 2002 EMPLOYEE STOCK PURCHASE PLAN
AMENDMENT NO. 1 TO THE WASHINGTON MUTUAL, INC. AMENDED AND RESTATED 2002 EMPLOYEE STOCK PURCHASE PLAN